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                                                                     EXHIBIT 5.3



                                September 5, 2003

Guarantors
5211 Cascade Rd., S.E., Ste. 300
Grand Rapids, MI  49546

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special counsel to the subsidiary of Issuer (as defined below) that is listed on attached Exhibit A (the "Guarantor"), in connection with the Guarantor's proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $258,000,000 in aggregate principal amount of 12% Senior Notes, due 2013, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by R.J. Tower Corporation, a Michigan corporation (the "Issuer"), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on July 22, 2003, under the Securities Act of 1933, as amended (the "Act"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the "Guarantee"), along with other guarantors. The Exchange Notes and the Guarantee are to be issued pursuant to the Indenture (as may be amended or supplemented from time to time, the "Indenture"), dated as of June 13, 2003, among the Issuer, the guarantors set forth therein and BNY Midwest Trust Company, as Trustee. Capitalized terms used in this opinion shall have the meanings ascribed to them in the Indenture unless otherwise defined herein.

         Without limitation to any other provision hereof, this opinion letter is governed by and shall be interpreted in accordance with the Legal Counsel Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord.

         For purposes of this opinion, we have examined such matters of law as we have deemed appropriate. As to certain matters of fact, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, company records and other instruments: (i) the articles of incorporation and bylaws of the Guarantor, (ii) the corporate proceedings pursuant to which the execution and delivery of the Guarantee by the Guarantor was approved and authorized, (iii) the Registration Statement, (iv) the Indenture, and (v) certificates of good standing with respect to the Guarantor issued by the State of Indiana. Except for the documents, instruments and other agreements described in the immediately foregoing sentence, we have not reviewed any other documents or conducted any other examination of any public records, and the opinions rendered herein are limited accordingly.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as

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Guarantors
September 5, 2003
Page 2

copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor and others, and certificates of certain public officials.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, (iv) any law except the substantive laws of the State of Indiana as presently in effect, and (v) the "Blue Sky" laws and regulations of the State of Indiana.

         Based upon and subject to such assumptions and qualifications and the further assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. The Guarantor is a corporation duly organized, existing and in good standing under the laws of the State of Indiana.

2. The Guarantor has duly authorized the execution, delivery and performance of the Indenture by all required corporate action. The Indenture is a valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

3. When (i) the Registration Statement has been declared effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for Initial Notes, the Guarantee will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

4. The execution and delivery of the Indenture by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with mere notice or the mere passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of (i) the articles of incorporation or bylaws of the Guarantor, or (ii) any statute or governmental rule or regulation of the State of Indiana or any political subdivision thereof to which the Guarantor is subject.



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Guarantors
September 5, 2003
Page 3

5. To our knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority of the State of Indiana or any political subdivision thereof is required for the execution and delivery by the Guarantor of the Guarantee, except such as may be required under the Securities Act or the Exchange Act.

         Notwithstanding the foregoing, the validity, binding nature or enforceability of the Indenture and the Guarantee may be limited by any or all of the following:

         (a) the unenforceability of provisions purporting to waive rights (including, without limitation, broad, vaguely stated or future rights), claims, demands, liabilities or defenses to obligations, known or unknown, suspected or unsuspected, where such waivers are contrary to applicable law or against public policy;

         (b) the unenforceability, under certain circumstances, of provisions of agreements to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy;

         (c) the unenforceability, under certain circumstances, of non-competition, non-solicitation, non-disclosure, confidentiality or similar provisions;

         (d) the unenforceability under certain circumstances of provisions which purport to govern forum selection or consent to jurisdiction; and

         (e) the potential to vary the terms of an unambiguous agreement on the basis of parol evidence.

         The opinion concerning the enforceability of the Indenture in Paragraph 2 above does not necessarily mean that each and every remedy, waiver or provision contained in the Indenture is enforceable. However, the unenforceability of any such remedy, waiver or provision will not materially interfere with the practical realization of the principal benefits intended to be provided by the Indenture except for the economic consequences of any judicial, administrative or other procedural delay which may be imposed by, relate to or result from applicable laws or jurisprudence.

         The qualification "to our knowledge," whenever used in this opinion, means that during the course of our representation of the Guarantor pursuant to the transactions contemplated by the Indenture, no information has come to the attention of Michael G. Wooldridge or Peter G. Roth that is contrary to the opinions so qualified. However, except as may be expressly disclosed herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

         This opinion is subject to the qualification that the provisions of the Indenture respecting payment of attorneys' fees and expenses of collection as remedies upon default may be limited to those attorneys' fees recoverable pursuant to applicable statutes.



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Guarantors
September 5, 2003
Page 4

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein, and we are not opining as to the reasonableness or accuracy of any assumption made for the purposes hereof. We expressly disclaim any responsibility for advising you of any change occurring hereinafter in circumstances concerning the transaction which is the subject of this opinion, including any changes in the present laws of the State of Indiana or in factual matters occurring after the date of this opinion, even if such change(s) effects the opinion set forth herein.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose or by any other person for any reason, except that Kirkland & Ellis may rely upon this opinion to the same extent as if it were an addressee hereof.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                   Sincerely,

                                   /s/Varnum, Riddering, Schmidt & Howlett LLP








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                                    EXHIBIT A

         Tower Automotive Technology Products, Inc.